ASSIGNMENT OF PATENT, FDA 510K AUTHORIZATION

AND PLEDGE OF EXPERTISE TO BIO-PRESERVE, INC.

__________________________________________________

NOW COMES the parties to this agreement, BIO-PRESERVE, Inc. ( a Washington Corporation ); DAN O. BAUER, ( a Massachusetts resident ); NEAL W. BAUER ( a Michigan resident ) ; and, AED, Inc. ( a Michigan Corporation ). The parties mutually state they are or have been in the business of designing and manufacturing medical devices with emphasis on equipment for the preservation of animal and human organs.

NEAL W. BAUER and DAN O. BAUER state they are the president and vice president of AED, Inc. and majority shareholders. Further, they state they are the holders of patent number 4,745,759 entitled Kidney Preservation Machine. Further, AED, Inc. obtained a 510K authorization ( September 2, 1986 ) from the FDA for the sale of the kidney preservation machine.

BIO-PRESERVE, Inc. states that it is desirous of obtaining the rights to the above referenced parent, 510K authorization and, further, the manufacturing and product liability expertise of DAN O. BAUER and NEAL W. BAUER. To that end BIO-PRESERVE, Inc. agrees to issue 25,000 shares of BIO-PRESERVE, Inc. to DAN O. BAUER; and,

25,000 shares of BIO-PRESERVE, Inc. to NEAL W. BAUER. Further, NEAL W. BAUER will become a member of the BIO-PRESERVE, Inc. Board of Directors and DAN O. BAUER will become a member of the BIO-PRESERVE, Inc. Technical Advisory Board.

AED, Inc., DAN O. BAUER and NEAL W. BAUER in return for the foregoing consideration provided by BIO-PRESERVE, Inc. do hereby assign to BIO-PRESERVE, Inc. all rights and obligations they have in the aforementioned patent and 510K authorization. Further, they pledge to use their best efforts in the areas of manufacturing, business and law to further the success and profitability of BIO-PRESERVE, Inc.

IT IS FURTHER agreed that in the event BIO-PRESERVE, Inc. becomes insolvent, bankrupt ( voluntary or involuntary ), dissolves or becomes inactive for a period of one year the rights to said patent and 510K authorization shall revert, at that time, to AED, Inc., DAN O. BAUER and NEAL W. BAUER. Further, in the event BIO-PRESERVE, Inc. does not actively proceed toward the

Assignment to Bio-Preserve

development and marketing of a portable organ preservation machine for a period of one year said rights will revert to AED, Inc., DAN O. BAUER and NEAL W. BAUER.

IT IS FURTHER agreed that BIO-PRESERVE, Inc. will obtain product liability insurance and have AED, Inc., DAN O. BAUER and NEAL W. BAUER as additional named insureds. Lastly, it is agreed that the members of the Board of Directors shall be provided with coverage under a Directors and Shareholders Liability insurance policy.

THIS DOCUMENT and assignment shall become effective upon the final signature of the parties listed below

/s/ Signed /s/ Signed

Dr. Arthur Karuna-Karan Neal W. Bauer

BIO-PRESERVE, Inc. , President AED Inc., President

Date______________________ Date 3-25-94

/s/ Fereydoon Sadri

Dr. Fereydoon Sadri Dan O. Bauer

BIO-PRESERVE, Inc., Individually

Vice-President Date

Date______________________

/s/ Signed

Neal W. Bauer

Individually

Date 3-25-94